AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1997
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PARK-OHIO INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Ohio                                    34-6520107
(STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)


23000 Euclid Avenue
Cleveland,  Ohio                                            44117
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



                           PARK-OHIO INDUSTRIES, INC.
                   Amended and Restated 1992 Stock Option Plan
                                       and
                  1996 Non-Employee Director Stock Option Plan
                            (FULL TITLE OF THE PLANS)

                             Ronald J. Cozean, Esq.
                          Secretary and General Counsel
                           Park-Ohio Industries, Inc.
                               23000 Euclid Avenue
                              Cleveland, Ohio 44117
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 692-7200
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE


============================================================================================================================
                                                                       PROPOSED           PROPOSED
                                                                        MAXIMUM            MAXIMUM
           TITLE OF SECURITIES                    AMOUNT               OFFERING           AGGREGATE             AMOUNT OF
            TO BE REGISTERED                       TO BE               PRICE PER          OFFERING            REGISTRATION
                                               REGISTERED(1)           SHARE(2)           PRICE (2)              FEE (3)
----------------------------------------------------------------------------------------------------------------------------
Common Shares,
par value $1.00 per share                         750,000               $12.375          $9,281,250              $2,813
============================================================================================================================

         (1) This registration covers 500,000 shares under the Amended and Restated 1992 Stock Option Plan; 350,000 shares were previously registered under this plan on Form S-8 (No. 33-64420). The registration also covers 250,000 shares under the 1996 Non-Employee Director Stock Option Plan.

         (2) Based on the last sale reported of securities of the same class on the NASDAQ National Market System on May 29, 1997.

         (3) Computed in accordance with Rule 457(h) under the Securities Act of 1933.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Rw
Item 3. Incorporation of Documents by Reference
-----------------------------------------------

         Park-Ohio Industries, Inc. (the "Company")incorporates by reference into this registration statement the following documents:

         (a) The Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (c) The description of the Common Shares, par value $1.00 per share, of the Company contained in the Company's Form S-4 (No. 33-87230) filed with the Securities and Exchange Commission on December 9, 1994.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statment and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities
---------------------------------

         Not applicable.

Item 5. Interest of Named Experts and Counsel
---------------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

         Pursuant to Section 34 of the Company's Regulations, the Company is required to indemnify any director or officer and any former director or officer of the Company, against expenses,

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including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

         Ohio Revised Code Section 1701.13 permits indemnification of such persons with respect to such matters, other than an action by or in the right of the Company, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the Company, such Ohio Revised Code section permits indemnification of such persons against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the settlement or defense of such action if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company, subject to certain exceptions, including an exception for a matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company, unless the court in which such action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         Each director and officer of the Company is a party to an indemnification agreement with the Company, which agreement provides that the Company will indemnify such officer or director against expenses, including, without limitation, attorney's fees, judgments, fines, and amounts paid in settlement, in connection with any claim against such officer or director arising out of such person's being an officer or director of the Company, to the full extent provided by (i) the Company's Regulations in effect on the date of the agreement, (ii) the Company's By-laws, Regulations or Articles of Incorporation, as in effect at the time expenses are incurred, (iii) Ohio law on the date of the agreement or the law governing the Company at the time the expenses are incurred, or (iv) insurance maintained by the Company, at the option of such officer or director. The Company has also agreed to maintain

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directors' and officers' liability insurance so long as such insurance is available on a basis acceptable to the Company, and to advance funds for expenses, provided the officer or director agrees to reimburse the Company if he is ultimately found not to be entitled to such indemnification.

         The Company maintains insurance policies that insure the Company's directors and officers against certain liabilities (excluding fines and penalties imposed by law) which might be incurred by them in such capacities and insure the registrant for amounts which may be paid by it (up to the limits of such policies) to indemnify the directors and officers covered by the policies.

Item 7. Exemption from Registration Claimed
-------------------------------------------

         Not applicable.

Item 8.  Exhibits
-----------------

         (4)(a) Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 4(a) to Registrant's Form S-3 (No. 33-86054) filed with the Commission on November 7, 1994).

         (4)(b) Regulations of the Company (incorporated herein by reference to Exhibit 4(a) to Registrant's Form S-3 (No. 33-86054) filed with the Commission on November 7, 1994).

         (5) Opinion of Squire, Sanders & Dempsey L.L.P. as to the legality of the securities registered.

         (15) Letter from Ernst & Young LLP regarding unaudited interim financial information.

         (23)(a)           Consent of Ernst & Young LLP.

         (23)(b)           Consent of Squire, Sanders & Dempsey L.L.P.
                           (contained in opinion filed as Exhibit 5).

         (24)              Powers of Attorney (included on the signature

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                           page hereto).

         (99)(a)           The Company's Amended and Restated 1992 Stock
                           Option Plan.

         (99)(b)           The Company's 1996 Non-Employee Director Stock
                           Option Plan.

Item 9.  Undertakings
---------------------

         (a) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1993, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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



         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Park-Ohio Industries, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 3rd day of June, 1997.

                                         PARK-OHIO INDUSTRIES, INC.


                                         By: /s/ James S. Walker
                                             --------------------------------

                                             James S. Walker, Vice President

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints James S. Walker, or Ronald J. Cozean, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                                  TITLE                              DATE
         ---------                                                  -----                              ----
   /s/ Edward F. Crawford                                    President and Chief                  June 3, 1997
----------------------------                                 Executive Officer and
       Edward F. Crawford

                                                              Director (Principal
                                                              Executive Officer)

   /s/ James S. Walker                                        Vice President and Chief            June 3, 1997
-----------------------------                                 Financial Officer
         James S. Walker                                      (Principal Financial and
                                                              Accounting Officer)


   /s/ Lewis E. Hatch, Jr.                                    Director                            June 3, 1997
----------------------------
         Lewis E. Hatch, Jr.


   /s/ Thomas E. McGinty                                      Director                            June 3, 1997
----------------------------
         Thomas E. McGinty


   /s/ Lawrence O. Selhorst                                   Director                            June 3, 1997
----------------------------
         Lawrence O. Selhorst


   /s/ Richard S. Sheetz                                      Director                            June 3, 1997
----------------------------
         Richard S. Sheetz


   /s/ James W. Wert                                          Director                            June 3, 1997
----------------------------
         James W. Wert

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





                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                                           EXHIBIT
------                                           -------
(4)(a)            -        Amended and Restated Articles of Incorporation of the
                           Company (incorporated herein by reference to Exhibit 4(a)
                           to Registrant's Form S-3 (No. 33-86054) filed with the
                           Commission on November 7, 1994).

(4)(b)            -        Regulations of the Company (incorporated herein by
                           reference to Exhibit 4(a) to Registrant's Form S-3 (No.
                           33-86054) filed with the Commission on November 7, 1994).


(5)               -        Opinion of Squire, Sanders & Dempsey L.L.P. as to the
                           legality of the securities registered.

(15)              -        Letter from Ernst & Young LLP regarding unaudited
                           interim financial information.

(23)(a)           -        Consent of Ernst & Young LLP.

(23)(b)           -        Consent of Squire, Sanders & Dempsey L.L.P. (contained
                           in opinion filed as Exhibit 5).

(24)              -        Power of Attorney (included on the signature page
                           hereto).

(99)(a)           -        The Company's Amended and Restated 1992 Stock Option
                           Plan.

(99)(b)           -        The Company's 1996 Non-Employee Director Stock Option Plan.


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